Exhibit 10.5

PRIVATE UNITS PURCHASE AGREEMENT

September 24, 2025

Drugs Made In America Acquisition II Corp.

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

Ladies and Gentlemen:

Drugs Made In America Acquisition II Corp. (the “Company”), a blank check company newly incorporated in the Cayman Islands as an exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”). The Company currently anticipates selling units (“Units”) in the IPO, each comprising of one ordinary share and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination.

The undersigned hereby commits to purchase an aggregate of 500,000 units of the Company (the “Private Units”), each unit consisting of one ordinary share (the “Private Shares”) and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination (the “Private Rights”), for a purchase price of $10.00 per unit and an aggregate purchase price of $5,000,000 (the “Purchase Price”). The undersigned shall pay, at least one (1) business day prior to the closing date of the IPO (the “IPO Closing Date”), the Purchase Price by wire transfer of immediately available funds, to accounts designated by the Company, including to the trust account established by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), in accordance with the Company’s wiring instructions. On the IPO Closing Date, subject to receipt of funds pursuant to the immediately prior sentence, the Company shall effect delivery of the Private Units to the undersigned in book-entry form.

The undersigned agrees that if the size of the IPO is decreased for any reason, the amount of the undersigned’s investment will be decreased so that the undersigned’s percentage of the aggregate investment in Private Units made by the undersigned and other investors of the Company remains the same. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the undersigned.

The consummation of the purchase and issuance of the Private Units shall occur simultaneously with the consummation of the IPO. If the Company does not complete the IPO within thirty (30) days from the effective date of the Company’s registration statement filed in connection with the IPO (the “Registration Statement”), the Purchase Price (without interest or deduction) will be returned to the undersigned.

The Private Units will be identical to the Units sold by the Company in the IPO, except that:

●	the undersigned agrees to vote the Private Shares in favor of any proposed Business Combination;

●	the undersigned agrees not to seek conversion, or seek to sell such shares in any tender offer, in connection with any amendment to the Company’s memorandum and articles of association or any proposed Business Combination with respect to the Private Shares;

●	the Private Units and underlying securities will not be transferable until (i) with respect to 50% of the Private Units, the earlier of six months after the date of the consummation of the Company’s initial business combination and the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (ii) with respect to the remaining 50% of the Private Units, six months after the date of the consummation of the Company’s initial business combination, or earlier, in either case, if, subsequent to the Company’s initial business combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property (subject to certain exceptions described in the Registration Statement);

●	the Private Units and underlying securities will have customary registration rights, pursuant to a registration rights agreement on terms agreed upon by the Company and the undersigned to be filed as an exhibit to the Registration Statement;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Units or the underlying securities (but will participate in liquidation distributions with respect to any Units or ordinary shares purchased by the undersigned in the IPO or in the open market after the IPO) if the Company fails to consummate a Business Combination; and

●	the Private Units and underlying securities will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in order to consummate the IPO, which terms or restrictions will be described in the Registration Statement.

The undersigned acknowledges and agrees that it will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to a registration rights agreement.

The undersigned hereby represents and warrants that, as applicable:

(a)	it has been advised that the Private Units and underlying securities have not been registered under the Securities Act;

(b)	it is acquiring the Private Units and underlying securities for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Units or underlying securities in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes the legal, valid and binding obligation of the undersigned and is enforceable against it.

As a material inducement to the undersigned to enter into this Agreement and purchase the Private Units, the Company hereby represents and warrants to the undersigned that:

(a)	the Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the rights agreement to be entered into by the Company and a rights agent in connection with the IPO (the “Rights Agreement”).

(b)	the execution, delivery and performance of this Agreement and the Private Units have been duly authorized by the Company as of the IPO Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Rights Agreement and this Agreement, the Private Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the IPO Closing Date.

(c)	the execution and delivery by the Company of this Agreement and the Private Units, the issuance and sale of the Private Units, the issuance of the Private Shares, the issuance of the shares upon conversion of the Private Rights and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the IPO Closing Date (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s equity or assets under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the memorandum and articles of association of the Company in effect on the date hereof or as may be amended prior to completion of the contemplated IPO, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

(d)	upon issuance in accordance with, and payment pursuant to, the terms hereof and upon registration in the Company’s register of members, the Private Shares and the shares issuable upon conversion of the Private Rights will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Rights Agreement, and upon registration in the Company’s register of members, the undersigned will have good title to the Private Shares and the Private Rights and the shares issuable upon conversion of such Private Right, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the undersigned.

(e)	no permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

(f)	neither the Company nor, to its knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

The undersigned further acknowledges and agrees that the Private Units and underlying securities and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”). Pursuant to Rule 5110(e)(1) of the FINRA Manual, the Private Units and underlying securities and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days from the commencement of sales in the IPO except as provided in FINRA Rule 5110(e)(2). Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Private Units and underlying securities after five (5) and seven (7) years, respectively, from the commencement of sales in the IPO and may not exercise demand rights on more than one occasion.

[Signature page follows]

Very truly yours,

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Co-Chief Executive Officer & Global Head of Investment Banking

Accepted and Agreed:

DRUGS MADE IN AMERICA ACQUISITION II CORP.

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Chief Executive Officer

[Signature page to Cantor Provate Units Purchase Agreement]

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